Exhibit 99.1

RR DONNELLEY REPORTS THIRD QUARTER 2005 RESULTS

Third Quarter 2005 Highlights:

•	GAAP earnings from continuing operations of $127.3 million or $0.59 per diluted share

•	Non-GAAP earnings from continuing operations of $134.1 million or $0.62 per diluted share

•	Full-year, non-GAAP earnings per share guidance increased to $2.21 per diluted share from $2.17 per diluted share

CHICAGO, November 3, 2005 – R.R. Donnelley & Sons Company (NYSE: RRD) today reported third quarter 2005 earnings from continuing operations of $127.3 million or $0.59 per diluted share on net sales of $2.2 billion compared to earnings from continuing operations of $116.7 million or $0.53 per diluted share on net sales of $1.9 billion in the third quarter of 2004. The third quarter 2005 earnings from continuing operations included charges for restructuring ($3.2 million), impairment ($2.3 million) and integration ($1.3 million) totaling $6.8 million. These charges are primarily related to the company’s productivity efforts. Earnings from continuing operations in the third quarter of 2004 included charges for restructuring ($14.9 million), impairment ($2.4 million) and integration ($4.4 million) totaling $21.7 million. These charges were primarily related to the integration of the 2004 acquisition of Moore Wallace. During the fourth quarter of 2004, the company completed the sale of its Package Logistics business, as well as announced its intention to sell its Peak Technologies business. Accordingly, Package Logistics is reported as a discontinued operation in the third quarter of 2004, and Peak Technologies is treated as a discontinued operation in the third quarters of 2004 and 2005. The company recorded a net loss from discontinued operations of $25.2 million in the third quarter of 2005 and $3.9 million in the third quarter of 2004. The net loss from discontinued operations in the third quarter of 2005 included a pre-tax impairment charge of $36.6 million ($22.1 million net of tax) to reduce the net assets of Peak Technologies to their estimated fair value less the costs estimated to be incurred to sell the business based on the terms of the agreement to sell Peak Technologies announced on October 21, 2005. Net earnings, which include discontinued operations, were $102.1 million or $0.47 per diluted share in the third quarter of 2005 compared to net earnings of $112.8 million or $0.51 per share in the third quarter of 2004. The effective tax rate in the third quarter of 2005 was 35.2% versus 29.9% in the third quarter of 2004. The effective tax rate in the third quarter of 2005 reflects the company’s revised full-year 2005 tax rate estimate of 36.3%. The lower full-year estimate is largely the result of the increasing proportion of taxable income generated in lower tax jurisdictions. The effective tax rate in the third quarter of 2004 was abnormally low due to the use of existing tax loss carry-forwards to offset a gain recorded on the sale of one of the company’s investments in Latin America.

The company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the company’s operating performance. Internally, the company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

RR Donnelley Reports Third-Quarter 2005 Results

Non-GAAP earnings from continuing operations totaled $134.1 million or $0.62 per diluted share in the third quarter of 2005 compared to $116.7 million or $0.53 per diluted share in the third quarter of 2004. Non-GAAP earnings from continuing operations exclude restructuring, impairment and integration charges in the third quarters of both 2005 and 2004. For non-GAAP comparison purposes, the company used an effective tax rate of 34.0% in the third quarter of 2005 and 38.3% in the third quarter of 2004. The lower tax rate used in the third quarter of 2005 reflects the company’s revised full-year 2005 tax rate estimate of 36.3%.

A reconciliation of GAAP earnings to non-GAAP earnings for these adjustments is presented in the attached tables.

“We are pleased with our third quarter results, which exceeded our expectations,” said Mark A. Angelson, RR Donnelley’s Chief Executive Officer. “Overall, we delivered strong revenue growth, profit margins and cash flow from operations. In addition, we announced several key business wins and welcomed Asia Printers Group, Poligrafia and the Charlestown, Indiana print operations of AdPlex-Rhodes to the RR Donnelley family during the quarter. Based upon our strong third quarter performance, we are raising our non-GAAP full-year EPS guidance to $2.21, an increase of $0.04 from previous guidance.”

Business Review (Continuing Operations)

Following are the results for the company and each reportable segment.

Summary

Net sales in the quarter were $2.2 billion, up 14.2% from the third quarter of 2004. The increase was primarily due to new customer wins and increased volume with existing customers in the Publishing and Retail Services and Integrated Print Communications segments, and the acquisition of the Astron Group and Asia Printers Group. The gross margin (exclusive of depreciation and amortization) in the quarter decreased to 28.4% in the third quarter of 2005 from 29.0% in the third quarter of 2004, reflecting continued industry-wide pricing pressure and higher year-over-year paper prices, offset in part by benefits from cost reduction actions and procurement savings. Selling, general and administrative expense as a percentage of net sales decreased to 12.2% in the third quarter of 2005 from 12.9% in the third quarter of 2004, reflecting the benefit of the company’s cost reduction actions as well as sales leverage. Restructuring, impairment and integration charges as a percentage of net sales decreased 80 basis points in the third quarter of 2005 from the third quarter of 2004. Operating margin increased to 10.8% in the third quarter of 2005 from 9.9% in the third quarter a year earlier.

Excluding restructuring, impairment and integration charges of $21.7 million and $6.8 million in the third quarters of 2004 and 2005, respectively, the non-GAAP operating margin for the third quarters of both 2004 and 2005 was 11.1%. The operating margin in the third quarter of 2005 included $11.9 million of incremental depreciation and amortization expenses associated with the purchase accounting treatment of tangible and intangible assets of the Astron Group. Reconciliations of GAAP operating income and margin to non-GAAP operating income and margin are presented in the attached tables.

Segments

The company reports its results in four reportable segments, 1) Publishing and Retail Services, 2) Integrated Print Communications, 3) Forms and Labels and 4) Corporate. During the quarter the company combined its European direct mail operations with the operations of the Astron

RR Donnelley Reports Third-Quarter 2005 Results

Group. To align the financial reporting of this business with management accountabilities, the European direct mail business is now being included within the Integrated Print Communications segment rather than the Publishing and Retail Services segment, where historically the business had been included. This reporting realignment is reflected in the financial results included in this press release and supporting schedules and is not material to the historical financial results of the Publishing and Retail Services and Integrated Print Communications segments.

The Publishing and Retail Services segment includes our magazine, catalog, and retail, directories and book businesses within North America, Europe and Asia, and our logistics, and premedia businesses. Net sales for the Publishing and Retail Services segment increased 12.9% to $1.1 billion from the third quarter of 2004 due primarily to sales increases within the North American directory, magazine, catalog, and retail, and European and Asian businesses, as well as the acquisition of the Asia Printers Group. The segment’s operating margin, which was negatively impacted by restructuring and impairment charges of $1.2 million and $2.6 million in the third quarters of 2005 and 2004, respectively, was 16.0% in the third quarter of 2005 compared to 15.8% in the third quarter of 2004. Excluding restructuring and impairment charges, the segment’s non-GAAP operating margin for the third quarters of both 2004 and 2005 was 16.1%.

The Integrated Print Communications segment includes our direct mail, global capital markets, dynamic communication solutions, short-run commercial print, and Astron Group businesses. Net sales for the Integrated Print Communications segment increased 30.0% to $675.3 million from the third quarter of 2004, primarily due to the acquisition of the Astron Group as well as sales growth in the dynamic communication solutions and North American direct mail businesses. The segment’s operating margin, which was negatively impacted by restructuring, impairment and integration charges of $2.5 million and $4.9 million in the third quarters of 2005 and 2004, respectively, increased to 11.0% in the third quarter of 2005 from 10.7% in the third quarter of 2004. Excluding restructuring, impairment and integration charges, the segment’s non-GAAP operating margin decreased to 11.3% in the third quarter of 2005 from 11.6% in the third quarter of 2004. This decrease was due to incremental depreciation and amortization expenses associated with the purchase accounting impact related to the acquisition of the Astron Group.

The Forms and Labels segment includes our forms, labels, office products and Latin American businesses. Certain businesses within the Forms and Labels market continue to be in secular decline. Net sales for the segment decreased 2.5% to $408.2 million in the third quarter of 2005 from the third quarter of 2004. The segment’s operating margin, which was negatively impacted by restructuring, impairment and integration charges of $0.7 million and $10.1 million in the third quarters of 2005 and 2004, respectively, increased to 9.4% in the third quarter of 2005 from 8.3% in the third quarter of 2004. Excluding restructuring, impairment and integration charges, non-GAAP operating margin decreased to 9.6% in the third quarter of 2005 from 10.7% in the third quarter of 2004. This decrease was due to the continued challenging pricing environment as well as the timing of certain expenses.

Corporate operating expenses decreased to $52.4 million in the third quarter of 2005 from $53.9 million in the third quarter of 2004. Excluding restructuring and integration charges of $2.4 million and $4.1 million in the third quarters of 2005 and 2004, respectively, corporate operating expenses totaled $50.0 million in the third quarter of 2005 versus $49.8 million in the third quarter of the prior year.

RR Donnelley Reports Third-Quarter 2005 Results

Outlook – 2005 Full-Year Non-GAAP EPS Increased

For the full year of 2005, RR Donnelley is projecting non-GAAP earnings per diluted share from continuing operations of $2.21, an increase of $0.04 per diluted share from previous guidance.

Non-GAAP earnings per diluted share from continuing operations exclude certain items that management believes are unrelated to the ongoing operations of the business. In 2005, these items may include restructuring, impairment and integration charges, the resolution of certain tax items and other items that are not currently determinable, but may be significant. For that reason, the company is unable to provide GAAP earnings estimates at this time.

Conference Call

RR Donnelley will host a conference call to discuss its third quarter results on Thursday, November 3, 2005, at 10:00 am Eastern Time (9:00 am Central Time). The company will provide a live webcast of the earnings conference call, which can be accessed via the Internet at http://www.rrdonnelley.com (“Investors”). Individuals wishing to participate can join the conference call by dialing (706) 634-1139. A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at (706) 645-9291, passcode 1132592.

About RR Donnelley

RR Donnelley (NYSE:RRD) is the world’s premier full-service provider of print and related services, including document-based business process outsourcing. Founded more than 140 years ago, the company provides solutions in commercial printing, direct mail, financial printing, print fulfillment, forms and labels, logistics, call centers, transactional print-and-mail, print management, online services, digital photography, color services, and content and database management to customers in the publishing, healthcare, advertising, retail, technology, financial services and many other industries. Many of the largest companies in the world and others rely on RR Donnelley’s scale, scope and insight through a comprehensive range of online tools, variable printing services and market-specific solutions. For more information, visit the company’s web site at www.rrdonnelley.com

Contact Information

Media:	Investors:
Doug Fitzgerald	Scott Bohaboy
Sr. Vice President, Marketing & Communications	Vice President, Investor Relations
312-326-7740	312-326-7730
doug.fitzgerald@rrd.com	scott.a.bohaboy@rrd.com

Use of Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.

RR Donnelley Reports Third-Quarter 2005 Results

Many of the factors that could cause material differences in the expected results of RR Donnelley relate to the integration of Moore Wallace Incorporated, which was acquired by RR Donnelley on February 27, 2004. These factors include, without limitation, the following: the development and execution of comprehensive plans for asset rationalization, the ability to eliminate duplicative overhead without excessive cost or adversely affecting the business, the ability to achieve procurement savings by leveraging total spending across the organization, the success of the organization in leveraging its comprehensive product offering to the combined customer base as well as the ability of the organization to complete the integration of the combined companies without losing focus on the business. In addition, the ability of the company to achieve the expected net sales, accretion and synergy savings will also be affected by the effects of competition, the effects of pricing of paper and other raw materials and fuel price fluctuations and shortages of supply, the rate of migration from paper-based forms to digital formats, the impact of currency fluctuations in the countries in which RR Donnelley operates, the ability of the company to integrate The Astron Group commensurate with expectations, general economic and other factors beyond the combined company’s control, and other risks and uncertainties described in RR Donnelley’s periodic filings with the Securities and Exchange Commission (SEC). Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC. RR Donnelley disclaims any obligation to update or revise any forward-looking statements.

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RR Donnelley Reports Third-Quarter 2005 Results

R. R. Donnelley and Sons Company

Consolidated Balance Sheets

As of September 30, 2005 and December 31, 2004

(In millions, except per share data)

	At September 30, 2005 (UNAUDITED)	At December 31, 2004 (AUDITED)
Assets

Current Assets
Cash and cash equivalents	$304.3	$641.8
Receivables, less allowance for doubtful accounts	1,515.0	1,252.8
Inventories	544.3	422.0
Prepaid expenses and other current assets	66.9	44.1
Deferred income taxes	180.5	239.9

Total Current Assets	2,611.0	2,600.6

Property, plant and equipment - net	2,089.6	1,924.5
Prepaid pension cost	515.0	498.3
Goodwill	3,066.9	2,472.7
Other intangible assets - net	1,114.4	666.1
Other assets	265.6	288.7
Assets of discontinued operations	65.7	102.8

Total Assets	$9,728.2	$8,553.7

Liabilities

Current Liabilities
Accounts payable	672.4	517.8
Accrued liabilities	899.7	765.0
Short-term debt	35.1	204.5

Total Current Liabilities	1,607.2	1,487.3

Long-term debt	2,590.4	1,581.2
Postretirement benefits	331.5	336.9
Deferred income taxes	681.0	576.3
Other liabilities	518.8	534.5
Liabilities from discontinued operations	48.1	50.9

Total Liabilities	$5,777.0	$4,567.1

Shareholders’ Equity
Preferred stock, $1.00 par value	—	—
Authorized shares: 2.0; Issued: None
Common stock, $1.25 par value
Authorized shares: 500.0
Issued shares: 243.0 in 2005 (2004 - 243.0)	303.7	303.7
Additional paid in capital	2,885.2	2,856.7
Retained earnings	1,659.1	1,536.9
Accumulated other comprehensive loss	(72.1)	(72.2)
Unearned compensation	(49.3)	(30.3)
Treasury stock, at cost, 25.7 shares in 2005 (2004 -20.6 shares)	(775.4)	(608.2)

Total Shareholders’ Equity	$3,951.2	$3,986.6

Total Liabilities and Shareholders’ Equity	$9,728.2	$8,553.7

RR Donnelley Reports Third-Quarter 2005 Results

R. R. Donnelley & Sons Company

Consolidated Statements of Operations

Three and Nine Months Ended September 30, 2005 and 2004

(In millions, except per share data)

(UNAUDITED)

	Three months ending September 30,						Nine months ending September 30,
	2005 GAAP	ADJUSTMENTS TO NON-GAAP	2005 NON-GAAP	2004 GAAP	ADJUSTMENTS TO NON-GAAP	2004 NON-GAAP	2005 GAAP	ADJUSTMENTS TO NON-GAAP	2005 NON-GAAP	2004 GAAP	ADJUSTMENTS TO NON-GAAP	2004 NON-GAAP
Net sales	$2,183.7	—	$2,183.7	$1,913.0	—	$1,913.0	$6,042.3	—	$6,042.3	$5,044.6	—	$5,044.6

Cost of sales	1,562.9	—	1,562.9	1,358.9	(1.4)	1,357.5	4,329.1	(0.1)	4,329.0	3,735.5	(69.1)	3,666.4
Selling, general and administrative expense	266.2	(1.3)	264.9	245.9	(3.0)	242.9	750.9	(6.3)	744.6	694.2	(6.1)	688.1
Restructuring and impairments - net	5.5	(5.5)	—	17.3	(17.3)	—	42.1	(42.1)	—	91.8	(91.8)	—
Depreciation and amortization	113.0	—	113.0	100.7	—	100.7	311.4	—	311.4	284.0	—	284.0

Total operating expenses	1,947.6	(6.8)	1,940.8	1,722.8	(21.7)	1,701.1	5,433.5	(48.5)	5,385.0	4,805.5	(167.0)	4,638.5

Income from continuing operations	236.1	6.8	242.9	190.2	21.7	211.9	608.8	48.5	657.3	239.1	167.0	406.1

Interest expense - net	32.0	—	32.0	22.5	—	22.5	76.8	—	76.8	63.1	—	63.1
Investment and other income (expense)	(7.6)	—	(7.6)	(0.6)	1.0	0.4	(11.9)	—	(11.9)	5.6	(14.3)	(8.7)

Earnings from continuing operations before taxes, minority interest and cumulative effect of change in accounting principle	196.5	6.8	203.3	167.1	22.7	189.8	520.1	48.5	568.6	181.6	152.7	334.3

Income tax expense	69.2	—	69.2	50.0	22.7	72.7	188.8	18.0	206.8	64.0	64.0	128.0
Minority interest	—	—	—	0.4	—	0.4	(0.5)	—	(0.5)	1.5	—	1.5

Net earnings from continuing operations before cumulative effect of change in accounting principle	127.3	6.8	134.1	116.7	0.0	116.7	331.8	30.5	362.3	116.1	88.7	204.8

Income (loss) from discontinued operations - net	(25.2)	25.2	—	(3.9)	3.9	—	(32.1)	32.1	—	(67.9)	67.9	—

Net earnings before cumulative effect of change in accounting principle	102.1	32.0	134.1	112.8	3.9	116.7	299.7	62.6	362.3	48.2	156.6	204.8

Cumulative effect of change in accounting principle - net of tax	—	—	—	—	—	—	—	—	—	(6.6)	6.6	—

Net earnings	$102.1	$32.0	$134.1	$112.8	$3.9	$116.7	$299.7	$62.6	$362.3	$41.6	$163.2	$204.8

Earnings per share:
Basic
Net earnings from continuing operations before cumulative effect of change in accounting principle	$0.59		$0.62	$0.53		$0.53	$1.55		$1.69	$0.59		$1.04
Loss from discontinued operations	(0.12)		—	(0.02)		—	(0.15)		—	(0.35)		—
Cumulative effect of change in accounting principle - net of tax	—		—	—		—	—		—	(0.03)		—

Net earnings	$0.47		$0.62	$0.51		$0.53	$1.40		$1.69	$0.21		$1.04

Diluted
Net earnings from continuing operations before cumulative effect of change in accounting principle	$0.59		$0.62	$0.53		$0.53	$1.53		$1.67	$0.59		$1.03
Loss from discontinued operations	(0.12)		—	(0.02)		—	(0.15)		—	(0.35)		—
Cumulative effect of change in accounting principle - net of tax	—		—	—		—	—		—	(0.03)		—

Net earnings	$0.47		$0.62	$0.51		$0.53	$1.38		$1.67	$0.21		$1.03

Weighted average common shares outstanding
Basic	215.1		215.1	219.3		219.3	214.7		214.7	196.2		196.2
Diluted	217.0		217.0	221.5		221.5	216.4		216.4	198.2		198.2

The company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the company’s operating performance. Internally, the company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

RR Donnelley Reports Third-Quarter 2005 Results

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the three months ended September 30, 2005 and 2004

$ IN MILLIONS

(UNAUDITED)

	Publishing and Retail Services	Integrated Print Communications	Forms and Labels	Corporate	Consolidated
Three Months Ended September 30, 2005
Net Sales	$1,100.2	$675.3	$408.2	$—	$2,183.7
Operating Expense	924.0	601.3	369.9	52.4	1,947.6

Operating Income (Loss)	176.2	74.0	38.3	(52.4)	236.1
Operating Margin %	16.0%	11.0%	9.4%	nm	10.8%
Non-GAAP Adjustments
Restructuring charges	0.7	0.7	0.6	1.2	3.2
Impairment charges	0.5	1.8	—	—	2.3
Integration charges	—	—	0.1	1.2	1.3

Total Non-GAAP Adjustments	1.2	2.5	0.7	2.4	6.8
Operating income (loss) before restructuring, impairment and integration charges	$177.4	$76.5	$39.0	$(50.0)	$242.9
Operating margin before restructuring, impairment and integration charges %	16.1%	11.3%	9.6%	nm	11.1%
Depreciation and amortization	53.9	36.0	15.4	7.7	113.0
Capital expenditures	72.0	18.1	5.0	4.9	100.0
Three Months Ended September 30, 2004
Net Sales	$974.9	$519.4	$418.7	$—	$1,913.0
Operating Expense	820.9	464.0	384.0	53.9	1,722.8

Operating Income (Loss)	154.0	55.4	34.7	(53.9)	190.2
Operating Margin %	15.8%	10.7%	8.3%	nm	9.9%
Non-GAAP Adjustments
Restructuring charges	1.7	2.8	8.7	1.7	14.9
Impairment charges	0.9	0.7	0.8	—	2.4
Integration charges	—	1.4	0.6	2.4	4.4

Total Non-GAAP Adjustments	2.6	4.9	10.1	4.1	21.7
Operating income (loss) before restructuring, impairment and integration charges	$156.6	$60.3	$44.8	$(49.8)	$211.9
Operating margin before restructuring, impairment and integration charges %	16.1%	11.6%	10.7%	nm	11.1%
Depreciation and amortization	52.7	24.8	15.7	7.5	100.7
Capital expenditures	31.5	11.9	3.7	7.0	54.1

The company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the company’s operating performance. Internally, the company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

RR Donnelley Reports Third-Quarter 2005 Results

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the nine months ended September 30, 2005 and 2004

$ IN MILLIONS

(UNAUDITED)

	Publishing and Retail Services	Integrated Print Communications	Forms and Labels	Corporate	Consolidated
Nine Months Ended September 30, 2005
Net Sales	$3,028.2	$1,787.9	$1,226.2	$—	$6,042.3
Operating Expense	2,570.4	1,569.4	1,128.4	165.3	5,433.5

Operating Income (Loss)	457.8	218.5	97.8	(165.3)	608.8
Operating Margin %	15.1%	12.2%	8.0%	nm	10.1%

Non-GAAP Adjustments
Restructuring charges	8.2	7.9	3.8	16.4	36.3
Impairment charges	1.6	2.1	2.1	—	5.8
Integration charges	0.5	0.4	0.9	4.6	6.4

Total Non-GAAP Adjustments	10.3	10.4	6.8	21.0	48.5

Operating income (loss) before restructuring, impairment and integration charges	$468.1	$228.9	$104.6	$(144.3)	$657.3
Operating margin before restructuring, impairment and integration charges %	15.5%	12.8%	8.5%	nm	10.9%

Depreciation and amortization	155.9	86.2	46.5	22.8	311.4
Capital expenditures	250.2	43.0	11.3	19.7	324.2

Nine Months Ended September 30, 2004
Net Sales	$2,702.2	$1,328.4	$1,014.0	$—	$5,044.6
Operating Expense	2,413.3	1,210.2	988.4	193.6	4,805.5

Operating Income (Loss)	288.9	118.2	25.6	(193.6)	239.1
Operating Margin %	10.7%	8.9%	2.5%	nm	4.7%

Non-GAAP Adjustments
Restructuring charges	29.6	10.9	15.2	19.3	75.0
Impairment charges	15.3	0.7	0.8	—	16.8
Integration charges	—	19.0	51.4	4.8	75.2

Total Non-GAAP Adjustments	44.9	30.6	67.4	24.1	167.0

Operating income (loss) before restructuring, impairment and integration charges	$333.8	$148.8	$93.0	$(169.5)	$406.1
Operating margin before restructuring, impairment and integration charges %	12.4%	11.2%	9.2%	nm	8.1%

Depreciation and amortization	159.5	61.4	38.1	25.0	284.0
Capital expenditures	95.2	30.3	7.1	12.4	145.0

The company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the company’s operating performance. Internally, the company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Results for the nine-month period ended September 30, 2004 include Moore Wallace for the period from February 27, 2004 - September 30, 2004.

RR Donnelley Reports Third-Quarter 2005 Results

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Cash Flows

For the nine months ended September 30, 2005 and 2004

$ IN MILLIONS

(UNAUDITED)

	2005	2004
Operating Activities
Net earnings	$299.7	$41.6
Net loss from discontinued operations	32.1	67.9
Adjustment to reconcile net earnings to cash provided by operating activities	497.7	496.6
Changes in operating assets and liabilities	(189.9)	(76.2)

Net cash provided by operating activities of continuing operations	639.6	529.9
Net cash provided by operating activities of discontinued operations	2.8	0.3

Net cash provided by operating activities	642.4	530.2

Net cash (used in) provided by investing activities of continuing operations	(1,414.6)	2.9
Net cash used in investing activities of discontinued operations	(0.6)	1.2

Net cash (used in) provided by investing activities	(1,415.2)	4.1

Net cash provided by (used in) financing activities of continuing operations	432.6	(180.5)
Net cash used in financing activities of discontinued operations	—	(2.8)

Net cash provided by (used in) financing activities	432.6	(183.3)

Effect of exchange rates on cash and cash equivalents	2.7	5.0

Net (decrease) increase in cash and cash equivalents	(337.5)	356.0

Cash and cash equivalents at beginning of period	641.8	59.9

Cash and cash equivalents at end of period	$304.3	$415.9

Cash flows for the nine month periods presented above include cash flows from acquired businesses from the dates of acquisition, which include the Astron Group (acquired June 20, 2005), Asia Printers Group (acquired July 7, 2005), the Charlestown, Indiana print facility acquired from AdPlex-Rhodes (acquired August 18, 2005) and Moore Wallace (acquired February 27, 2004).

RR Donnelley Reports Third-Quarter 2005 Results

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the three months ended September 30, 2005 and 2004

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Net sales of acquired business prior to acquisition date	Pro forma net sales
Three Months Ended September 30, 2005
Publishing and Retail Services	$1,100.2	$4.9	$1,105.1
Integrated Print Communications	675.3	—	675.3
Forms and Labels	408.2	—	408.2
Corporate	—		—

Consolidated	$2,183.7	$4.9	$2,188.6
Three Months Ended September 30, 2004
Publishing and Retail Services	$974.9	$18.8	$993.7
Integrated Print Communications	519.4	131.3	650.7
Forms and Labels	418.7	—	418.7
Corporate	—	—	—

Consolidated	$1,913.0	$150.1	$2,063.1
Net sales change
Publishing and Retail Services	12.9%		11.2%
Integrated Print Communications	30.0%		3.8%
Forms and Labels	-2.5%		-2.5%
Corporate
Consolidated	14.2%		6.1%

The reported results of the company include the results of acquistions from the acquisition date. The company has provided this schedule to reconcile net sales for the full three months ended September 30, 2005 and 2004 to the reported net sales. The net sales of acquired businesses prior to the acquisition date reflect include the net sales of the Astron Group (acquired June 20, 2005), Asia Printers Group (acquired July 7, 2005), and the Charlestown, Indiana print facility acquired from AdPlex-Rhodes (acquired August 18, 2005) from July 1 to the date of acquisition.

RR Donnelley Reports Third-Quarter 2005 Results

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the nine months ended September 30, 2005 and 2004

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Net sales of acquired business prior to acquisition date	Pro forma net sales
Nine Months Ended September 30, 2005
Publishing and Retail Services	$3,028.2	$52.7	$3,080.9
Integrated Print Communications	1,787.9	261.6	2,049.5
Forms and Labels	1,226.2	—	1,226.2
Corporate	—		—

Consolidated	$6,042.3	$314.3	$6,356.6
Nine Months Ended September 30, 2004
Publishing and Retail Services	$2,702.2	$100.1	$2,802.3
Integrated Print Communications	1,328.4	605.3	1,933.7
Forms and Labels	1,014.0	245.8	1,259.8
Corporate	—		—

Consolidated	$5,044.6	$951.2	$5,995.8
Net sales change
Publishing and Retail Services	12.1%		9.9%
Integrated Print Communications	34.6%		6.0%
Forms and Labels	20.9%		-2.7%
Corporate
Consolidated	19.8%		6.0%

The reported results of the company include the results of acquistions from the acquisition date. The company has provided this schedule to reconcile net sales for the full nine months ended September 30, 2005 and 2004 to the reported net sales. The net sales of acquired businesses prior to the acquisition date includes the net sales of Moore Wallace (acquired February 27, 2004), the Astron Group (acquired June 20, 2005), Asia Printers Group (acquired July 7, 2005), and the Charlestown, Indiana print facility acquired from Adplex-Rhodes (acquired August 18, 2005) from January 1 to the date of acquisition.